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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

                  This Agreement is made and entered into as of December 31, 1999 (the "Effective Date"), among LEVIN MANAGEMENT CO., INC., a Delaware corporation (the "Company"), BAKER, FENTRESS & COMPANY, a Delaware corporation and the sole stockholder of the Company ("BKF"), and GREGORY T. ROGERS (the "Employee").

                  I. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers employment to the Employee, and the Employee hereby accepts such employment, on the terms and conditions contained herein.

                  II. Term. Subject to earlier termination as provided below, the Employee shall be employed by the Company hereunder for the period (the "Term") commencing on the date hereof (the "Effective Date") and ending on December 31, 2002; provided, however, that , commencing on December 31, 2002, and on each December 31 thereafter, the term shall automatically be extended for successive one year periods unless either party shall give the other at least six months advance written notice of their intention not to extend the Term.

                  III.     Capacity; Performance.

                          A. During the Term, the Employee shall serve the
Company as the Company's Chief Operating Officer and Executive Vice President of Marketing and Strategy and shall report to the Company's Chief Executive Officer (the "CEO"). The Employee's day to day responsibilities shall include the management of marketing, product development, legal, personnel and operations, and such other senior executive duties as may be directed by the CEO or the Board of Directors of BKF (the "Board"). The Employee shall be based and shall perform his duties primarily at the principal executive offices of the Company in the City of New York, except for reasonable travel as the performance of his duties hereunder may require.

                          B. Except as provided in Section 8(b), during the
Term, the Employee shall devote the Employee's full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its affiliates and to the discharge of the Employee's duties and responsibilities.

                          C. During the Term, the Company shall furnish the
Employee with office space, secretarial, communication, and services as shall be appropriate for the Employee's position as reasonably necessary for the performance of his duties under this Agreement.
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                          D. If any employee of the Company other than John A.
Levin is a member of the Board at the time of the mailing of the proxy statement in respect of the 2001 annual meeting of BKF shareholders (the "2001 Annual Meeting"), then BKF will use its best efforts to nominate the Employee for election to the Board at the 2001 Annual Meeting. If any employee of the Company other than John A. Levin is a member of the Board at the time of the mailing of the proxy statement in respect of the 2002 annual meeting of BKF shareholders (the "2002 Annual Meeting"), then BKF will use its best efforts to nominate the Employee for election to the Board at the 2002 Annual Meeting. During any period in which the Employee is serving as Executive Vice President and Chief Operating Officer of the Company and is not a Director of BKF, Employee shall be invited to attend meetings of the Board; provided that the Board may elect from time to time to meet without the Employee present.

                  IV. Compensation and Benefits. As compensation for all services performed by the Employee during the Term:

                          A. Signing Bonus. Upon execution of this Agreement,
the Company shall pay the Employee a one-time signing bonus (the "Signing Bonus") in the amount of $403,848.

                          B. Base Salary. During the Term, the Company shall pay
the Employee a base salary at the annual rate of Four Hundred Thousand Dollars ($400,000.00). Employee's base salary shall be adjusted annually to reflect increases in the cost of living to the same extent as other senior executives of the Company. In addition, as of each anniversary of the Effective Date during the Term, such base salary shall be reviewed, and may be increased (but not decreased), in the discretion of the Chairman of the Board, subject to the review and approval of the Board or a committee thereof, in light of the Employee's position, responsibilities and performance. Employee's base salary, as in effect at any given time, is referred to in this Agreement as the "Base Salary" and shall be payable in regular installments in accordance with the general payroll practices of the Company, as may be amended from time to time, for its employees.

                          C. Guaranteed Bonuses. For calendar year 2000 and
2001, the Company shall pay the Employee an additional amount of compensation equal to at least $600,000 (the "Guaranteed Bonus"). Up to 30% of the amount of the Guaranteed Bonus shall be paid in stock options or other equity-based units in accordance with the compensation plan of the Company (the "Deferred Portion"); provided that the Deferred Portion shall vest at no lesser a rate than in equal one-third annual installments; and provided, further, that the deferred Portion for 2000 and 2001 shall be no greater, on a percentage basis, than portion of the annual bonus deferred in each of such years with respect to the senior executives of the Company generally. The remainder of the Guaranteed Bonus shall be paid in cash as soon as practical after the end of 2000 or 2001 (as applicable) in accordance with the Company's established


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practice for the payment of year-end bonuses to senior management, but in no event later than March 15, 2001 or 2002 (as applicable).

                          D. Annual Incentive Award. For calendar years
commencing with 2002, the Employee shall be eligible for an "Annual Incentive Award," as defined in the Baker, Fentress & Company 1998 Incentive Compensation Plan (the "Incentive Plan"), with a target Annual Incentive Award of no less than $600,000 based on the attainment of performance criteria established by the Compensation Committee of the Board (the "Compensation Committee") in consultation with the Employee with respect to such criteria and the amount of any minimum bonus. A portion of the Annual Incentive Award shall be paid in stock options or other equity-based units in accordance with the compensation plan of the Company; provided that the portion of the Annual Incentive Bonus so paid shall be no greater than the portion so paid to senior executives of the Company generally; and provided, further, that any deferred portion of the Annual Incentive Award shall vest at no lesser rate than in equal one-third annual installments . The remainder of the Annual Incentive Award shall be paid in cash as soon as practical after the end of the calendar year in accordance with the Company's established practice for the payment of year-end bonuses to senior management, but in no event later than March 15, of the following year. The Employee acknowledges that, to the extent possible, the Annual Incentive Award will be designed to be exempt from the application of Section 162(m) of the Internal Revenue Code, meaning, among other things, that the actual amount of the Annual Incentive Award will be based on objective performance criteria established by the Compensation Committee in its sole discretion (and the Employee understands that he will not be a member of the Compensation Committee nor will he in any way be involved in the determination of the amount of his Annual Incentive Award).

                          E. Stock Options.

                             1. The Employee shall be granted, pursuant to the
Incentive Plan, options (the "Stock Options") to purchase one percent (1%) of the total outstanding common stock of BKF, subject to the conditions hereinafter set forth. The Stock Options shall be granted no later than the earlier of (i) March 15, 2000 or (ii) the first date following the Effective Date on which other senior executives of the Company are granted options to purchase BKF common stock. The per-share exercise price of the Stock Options shall be the "Fair Market Value" (as defined in the Incentive Plan) of BKF's common stock as of the date of grant. The Stock Options shall vest and become exercisable according to the following schedule, provided that the Employee is still employed on each such date, and provided further that each Stock Option shall expire on the tenth anniversary of the date of its grant, or sooner as described below:


                    VESTING DATE                            STOCK OPTIONS VESTED
       --------------------------------------               --------------------
                  December 31, 2000                           1/3

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                  December 31, 2001                           1/3

                  December 31, 2002                           1/3


All Stock Options shall immediately vest and become exercisable upon a "Change in Control" (as defined in Section 13). In the event of the termination of the Employee's employment due to death or Disability, the Employee shall become immediately vested in that number of Stock Options that would have been vested had such termination occurred on the second anniversary of the actual date of termination, and vested Stock Options shall remain outstanding until the earlier of their scheduled expiration date, or two years following the date of termination. In the event of the termination of the Employee's employment by the Company without Cause or by the Employee for Good Reason, all unvested Stock Options shall immediately become fully vested and exercisable, and remain outstanding until the earlier of their scheduled expiration date, or two years following the date of termination. In the event of the termination of the Employee's employment by the Company for Cause or by the Employee without Good Reason, all Stock Options, whether or not vested, shall immediately terminate.

                             2. The Stock Options shall be granted under the
Incentive Plan. The terms and conditions of the Stock Options shall be set forth in a written stock option agreement between BKF and the Employee, which agreement shall contain no terms or conditions which conflict with those described in Section 4(e)(i) and (ii) above, and which otherwise shall contain other customary terms and conditions.

                             3. The Employee shall be entitled to participate in
any long term incentive compensation programs, including future ordinary course stock option grants, on the same basis as others senior executives of the Company.

                          F. Benefit Plans. The Employee shall participate in
all employee benefit plans, programs and arrangements of the Company now or hereinafter made available to any senior executives of the Company on a basis no less favorable than is made available to any other such senior executives of the Company, as such plans, programs and arrangements may be in effect from time to time (including, without limitation, each plan, program or arrangement providing for retirement benefits, supplemental retirement benefits, group life insurance, accident and death insurance, medical insurance, sick leave, disability benefits and perquisites). The Employee shall be entitled to long term disability coverage in accordance with Company policy for senior executives. In addition, the Employee shall be entitled to four weeks paid vacation per calendar year and shall receive prompt reimbursement from the Company for all out-of-pocket expenses incurred by the Employee in performing his duties hereunder; provided that the Employee submits documentation for the reimbursement of such expenses in accordance with the standard expense reimbursement policy of the Company.

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                  V. Termination of Employment and Benefits. Notwithstanding the
provisions of Section 2, the Employee's employment under this Agreement shall terminate prior to the expiration of the Term under the following circumstances:

                          A. Death. In the event of the Employee's death during
the Term, the Employee's employment under this Agreement shall immediately and automatically terminate, in which event the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by him, to his estate, (i) any Base Salary and other amounts or benefits earned or owing but unpaid as of his death (the "Accrued Amounts"), along with continuation of Employee's Base Salary for 90 days after the date of death and (ii) a pro-rata portion of the Guaranteed Bonus or of the target Annual Incentive Award, as applicable, for the calendar year of the Employee's death, based on the number of days in such calendar year preceding and including the date of death. Payments of any Base Salaries, Signing Bonus, Guaranteed Bonus or Annual Incentive Award pursuant to the preceding sentence shall be made in a lump sum within 30 days of the date of death. Except as provided in Section 4(e) above, this Section 5(a) or Section 5(f) below, the Company shall have no further obligation or liability under this Agreement upon the death of the Employee.

                          B. Disability.

                             1. The Company, by action of the Board, or the
Employee, may terminate the Employee's employment under this Agreement upon advance written notice to the other, in the event of the Employee's Disability. For purposes of this Agreement, "Disability" shall mean the Employee's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 days in any nine consecutive month period, as determined by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the parties. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. The determination of whether or not the Employee shall have suffered a Disability made by such medical doctor in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement. In addition, the Board may designate another employee to act in the Employee's place during any period in which the Employee is unable to substantially perform his duties and responsibilities under this Agreement due to extended illness or injury, whether or not a Disability.

                             2. Until the Employee's employment has been
terminated on account of a Disability, the Employee shall continue to receive the Base Salary and there shall be no reduction in any other payments or benefits which the Employee is entitled to receive.

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                             3. Following the Company's termination of the
Employee's employment due to Disability, the Employee shall be entitled to receive (i) the Accrued Amounts, (ii) a pro-rata portion of the Guaranteed Bonus or target Annual Incentive Award, as applicable, for the calendar year in which the Employee's termination occurs, based on the number of days in such calendar year preceding and including the date of termination, and (iii) continued participation (or, at the Company's election, the after-tax economic equivalent thereof) in all welfare benefits plans of the Company for the remainder of the Term. Payments of any Base Salary, Signing Bonus, Guaranteed Bonus or Annual Incentive Award pursuant to the preceding sentence shall be made in a lump sum within 30 days of the date of the termination of Employee's employment.

                             4. Except as provided in Section 4(e) above, this
Section 5(b) or Section 5(f) below, the Company shall have no further obligation or liability under this Agreement to or with respect to the Employee after his termination of employment for Disability.

                          C. By the Company for Cause. The Company may, by
action of the Board, terminate the Employee's employment under this Agreement for Cause (as hereinafter defined) at any time upon advance written notice to the Employee. The following, as determined by the Board in its reasonable judgment, shall constitute "Cause" for termination:

                             1. the Employee's willful misconduct, other than
inconsequential acts, in the performance of the Employee's duties and responsibilities with respect to the Company or any of its affiliates unless the Employee reasonably believed that such conduct was in, or not opposed to, the best interests of the Company;

                             2. the Employee's willful refusal to carry out any
lawful directions of the Chairman or of the Board which are reasonable in light of the Employee's duties and responsibilities;

                             3. a willful material breach by the Employee of any
provision of this Agreement unless the Employee reasonably believed that such conduct was in, or not opposed to, the best interests of the Company;

                             4. the Employee is convicted of, or pleads guilty
or no contest to, a felony or a crime involving moral turpitude provided that no termination under this Section 5(c) shall be effective unless the Employee shall have first received written notice from the Company describing the basis of such termination for Cause and, in the case of clauses
(i) - (iii) above, within ten (10) days following the delivery of such notice the Employee shall have refused to cure the alleged behavior constituting Cause or in good faith commence the cure of such behavior. In addition, the Chief Executive Officer of the Company shall use his


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best efforts to arrange for the Employee a hearing before the Board prior to any termination of his employment for Cause. Upon termination of the Employee's employment for Cause, the Company shall have no further obligation or liability to the Employee, except for Accrued Amounts and as otherwise provided in Section 5(f). Without limiting the generality of the foregoing, the Employee shall have no right to receive any Guaranteed Bonus, Annual Incentive Award or any other bonus for the year in which the termination for Cause occurs.

                          D. By the Company Other than for Cause.

                             1. The Company may, by action by the Board,
terminate the Employee's employment under this Agreement other than for Cause upon at least 15 days advance written notice to the Employee. In the event of such termination, the Company shall pay the Employee the Accrued Amounts and, in addition, pay the Employee an amount equal to the sum of (i) Base Salary that the Employee would have been entitled to receive had he remained employed with the Company for the remainder of the Term and (ii) the amount of the target Annual Incentive Awards, and if applicable, the Guaranteed Bonuses, that the Employee would have received if he had remained employed with the Company for the remainder of the Term, in a lump sum within 30 days of the date of the Employee's termination of employment with the Company.

                             2. Following the termination of the Employee's
employment under this Agreement by the Company other than for Cause, for the remainder of the Term or, if earlier, until the Employee becomes eligible for medical insurance coverage with another employer, the Company shall provide for the Employee's continued participation in the Company's health plans (or, at the Company's election, a payment equal to the after-tax economic equivalent thereof), but in either case subject to any employee contribution (on a tax effected basis) applicable to the Employee on the date of termination and any subsequent general amendment to the plans. It shall be in the Board's sole discretion to determine whether, for any period, the Employee will receive payment in lieu of actual coverage under the Company's medical insurance plan; provided that the foregoing shall not limit any right the Employee may have under any applicable federal or state continuation coverage laws or conversion rights under the medical and dental insurance plan, but any period during which medical coverage is continued pursuant hereto shall count toward any such continuation rights.

                             3. Except as provided in Section 4(e) above, this
Section 5(d) or Section 5(f) below, the Company shall have no further obligation or liability under this Agreement to or with respect to the Employee following a termination of employment other than for Cause.

                          E. By the Employee.

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                             1. The Employee shall provide the Company thirty
(30) days' advance written notice in the event the Employee terminates his employment, other than for Good Reason (as hereinafter defined); provided that the Board may, in its sole discretion, terminate the Employee's employment with the Company prior to the expiration of the thirty (30) day notice period. In such event and upon the expiration of such 30 day period (or such shorter time as the Board in its sole discretion may determine), the Employee's employment under this Agreement shall immediately and automatically terminate, and the Company shall pay the Employee the Accrued Amounts as of the Employee's termination date. The Employee's voluntary termination in accordance with this
Section 5(e) shall not be a breach of this Agreement.

                             2. The Employee may terminate his employment
hereunder for "Good Reason" if at any time during the Term the Company shall be in a material breach of its obligations hereunder. The parties acknowledge and agree that a material breach for purposes of this Section 5(e)(ii) shall include, but not be limited to, (A) a reduction in his then current Base Salary or in his target bonus opportunity; (B) a breach of the Company's material obligations under this Agreement; (C) the termination of, or a material reduction in, any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applying to all executive officers of the Company); (D) a material diminution in his duties or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to a person of his title and position at a corporation of the size and nature of the Company; provided that the hiring of a President of the Company with the normal duties and responsibilities associated with such a position shall not be deemed to constitute a diminution of the Employee's duties; (E) the failure to appoint the Employee to any of the positions in Section 3(a); (F) the relocation of the Company's principal office, or of his own office as assigned to him by the Company, to a location more than 30 miles from New York, New York; or (G) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the business or assets of the Company within 15 days after a merger, consolidation, sale or similar transaction. No termination for Good Reason shall be permitted unless the Company shall have first received written notice from the Employee describing the basis of such termination for Good Reason and within ten (10) days following the delivery of such notice the Company shall not have cured or in good faith commenced the cure of the breach specified in such notice. A termination of the Employee's employment for Good Reason pursuant to
Section 5(e)(ii) shall be treated for purposes of this Agreement as a termination by the Company other than for Cause and the provisions of Section 5(d) relating to the payment of compensation and benefits shall apply.

                             3. Except as provided in Section 4(e) above, this
Section 5(e) or Section 5(f) below, the Company shall have no further obligation or liability under this Agreement following a termination of employment by the Employee.

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                          F. In addition to any amounts which may be payable
following a termination of employment pursuant to one of the paragraphs of this
Section 5, the Employee or his beneficiaries shall be entitled to receive any benefits that may be provided for under the terms of any employee benefit plan or program (other than a severance plan) in which the Employee is participating at the time of termination, and shall be entitled to continuing benefits under
Section 15 hereof. Notwithstanding any other provision of this Agreement to the contrary, the Employee acknowledges and agrees that any and all payments to which the Employee is entitled under this Section 5 are conditioned upon and subject to the Employee's execution of a mutual general waiver and release, in substantially the form attached hereto, of all claims and issues arising under this Agreement, except for such matters covered by provisions of this Agreement which expressly survive the termination of this Agreement; provided, however, that the Employee shall not be obligated to execute such release, unless within 30 days following his termination of employment, the Company shall have delivered an executed copy of such mutual release, which shall be limited to releasing the Employee from all claims known to the Company at the time, and which shall only be effective upon the Employee's execution of a release which shall not be so limited as to known claims.

                  VI. Effect of Termination. The provisions of this Section 6 shall apply upon the expiration of the Term, or upon earlier termination pursuant to Section 5.

                          A. Except as specifically provided in this Agreement,
any benefits which the Employee is entitled to receive under any employee benefit plan of the Company or its affiliates shall be determined and paid only in accordance with the terms of such plan as then in effect; provided that any further accrual of benefits under any such plan shall terminate pursuant to the terms of such plan based on the date of termination of the Employee's employment and without regard to any continuation of Base Salary or other payment to the Employee following such date of termination.

                          B. Provisions of this Agreement shall survive any
termination expressly provided in this Agreement if necessary or desirable to fully accomplish the purposes of such provision; provided that the provisions of Sections 4(e), 5, 7, 8, 9, 10, 11, 12 and 15 shall in all events survive any termination of the Employee's employment and the expiration of the Term.

                          C. In the event of termination of the Employee, and
upon the request of the Company, the Employee will keep the termination confidential with respect to the Company's clients and other business relationships until the Company has a reasonable period of time to notify clients and others of such termination.

                          D. The obligation of the Company to make any payments
to or on behalf of the Employee under Section 5 (other than Section 5(f)) of this Agreement shall terminate in the event of the Employee's willful or grossly negligent material breach of the Employee's obligations under Sections 8 (other than Section 8(e))


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and 10 if, within ten (10) days following the delivery of written notice to the
Employee by the Company describing such alleged material breach, the Employee shall have failed to cease, or in good faith commence to cease, the activities constituting such material breach of such obligations. The obligation of the Company to make any payment to or on behalf of the Employee under Section 5 (other than Section 5(f)) of this Agreement shall terminate in the event of the Employee's willful or grossly negligent material breach of the Employee's obligations under Section 7, provided that if such breach is curable such termination of payments shall only be effective if, within ten (10) days following delivery of written notice to the Employee by the Company describing such alleged material breach, the Employee shall have failed to cure, or in good faith not have commenced to cure, the material breach of such obligations.

                          E. In the event of termination of the Employee, the
Employee shall immediately tender his resignation from the Board, if applicable.

                          F. The Company acknowledges and agrees that any
amounts due under Section 5 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  VII. Confidential Information.

                          A. The Employee acknowledges that the Company and each
of its affiliates have developed and will continually develop Confidential Information; and that the Employee may have learned or may continue to learn of Confidential Information during the course of employment with the Company. The Employee will comply with the reasonable policies and procedures of the Company and its affiliates, as amended from time to time, for protecting Confidential Information and for so long as such information is not publicly available or generally known in the Company's industry (other than through the act or omission of the Employee), the Employee will not disclose to any person (other than his legal representatives, counsel and accountants and except as required by court order or applicable law or for the proper performance of the Employee's duties and responsibilities to the Company and its affiliates or in respect of any claim asserted involving the Employee and the Company), or use for the benefit or gain of the Employee or any entity other than the Company, any Confidential Information without the prior written consent of a specifically authorized representative of the Company. Prior to the Employee's disclosure of any Confidential Information pursuant to court order, applicable law, or in defense to any claim asserted against him (other than claims asserted against him by the Company), the Employee shall provide reasonable advance notice to the Company sufficient to enable the Company to contest the disclosure or provision of such Confidential Information. The Employee understands that this restriction shall continue to apply after the Employee's employment terminates, regardless of the reason for such termination.

                          B. The Employee shall protect the integrity of
Confidential Information and shall use reasonable efforts to keep confidential all documents,


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records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its affiliates and any copies, in whole or in part, thereof (the "Documents") containing Confidential Information. All Documents, whether or not containing Confidential Information and whether or not prepared by the Employee, shall be the sole and exclusive property of the Company and its affiliates. The Employee shall use reasonable efforts to safeguard all Documents, and all Confidential Information they contain, and shall surrender to the Company at the time the Employee's employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee's possession or control.

                          C. "Confidential Information" means any and all
information of the Company and its affiliates that is not generally known by others with whom they did or do compete or do business, or with whom they plan to compete or do business other than information which is publicly known or generally known in the Company's industry (other than through the act or omission of the Employee). Confidential Information includes without limitation such information relating to (i) the development, research, marketing and financial activities of the Company and its affiliates, (ii) the Products and Services (as hereinafter defined), (iii) the financial performance and strategic plans of the Company and its affiliates, (iv) the identity and special needs of the clients of the Company and its affiliates and (v) the people and organizations with whom the Company and its affiliates have had or have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its affiliates have received, belonging to clients or others who do business with the Company or any of its affiliates or any other information that is, or has been, received by the Company or any of its affiliates with any understanding, express or implied, that it will not be disclosed.

                          D. "Products and Services" means all products and
services offered, planned, researched, developed, tested, sold, licensed, marketed or otherwise provided by the Company or any of its affiliates during the Employee's employment.

                  VIII. Restricted Activities. The Employee agrees that some restrictions on the Employee's activities during and after the termination of employment are necessary to protect the goodwill, Confidential Information, client relationships and other legitimate interests of the Company and its affiliates:

                          A. While the Employee is employed by the Company and ,
in the event of a termination of the Employee's employment by the Company for Cause or by the Employee without Good Reason, for a period of six months thereafter, the Employee shall not, directly or indirectly, whether as owner, partner, principal, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its affiliates within the United States in the money management business ("Competitive Endeavors") or undertake any planning for any business which would constitute a Competitive Endeavor. For the purposes of this Section, the business of the Company and its affiliates shall include all Products and Services


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offered by the Company or any of its affiliates or under development and the
Employee's undertaking shall encompass all products and services that may be used in substitution for Products and Services.

                          B. The Employee agrees that, during the Employee's
employment with the Company, the Employee will not, without the prior written approval of the Board, undertake any outside activity, whether or not competitive with the business of the Company or its affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with the Employee's duties and obligations to the Company or any of its affiliates. Notwithstanding the foregoing, the Employee may (i) to the extent such activities are not competitive with the business of the Company or its affiliates, engage in charitable, civic or other community activities without compensation to the Employee and (ii) render without compensation investment advisory and trust services to immediate members of the Employee's family, which shall include the Employee and any trust or account which is comprised primarily of assets held for the benefit of such Employee and/or immediate members of his family.

                          C. The Employee agrees that, during his employment
with the Company and for one year thereafter (the "Restricted Period"), the Employee will not knowingly, directly or indirectly, (A) hire or attempt to hire any person who, during the six-month period ending on the date of such activity, was an employee of the Company or any of its affiliates (other than an employee who employment was terminated by the Company), (B) assist another in hiring or attempting to hire any such person, (C) encourage any such person to terminate his or her employment with the Company or any of its affiliates (other than in the course of the Employee's proper performance of his duties hereunder), (D) solicit or accept business from any person or entity which, during the six-month period ending on the date of such activity, was a client of the Company or any of its affiliates, (E) assist another in soliciting or accepting business from any such person or entity, or (F) encourage any such person or entity to terminate its business relationship with the Company or any of its affiliates (other than in the course of the Employee's proper performance of his duties hereunder).

                          D. The Employee further agrees that during the
Restricted Period the Employee will not directly or indirectly solicit or encourage any clients or others who do business with the Company or any of its affiliates to terminate or diminish their relationship with any of them (other than in the course of the Employee's proper performance of his duties hereunder) or to violate any agreement with any of them.

                          E. The Employee agrees that, during the Term, he will
(i) comply with the code of ethics of BKF and the Company, as in effect from time to time and (ii) notify the Board of all directorships or memberships on a board of directors or board of trustees held by the Employee, regardless of whether (y) such office was held by the Employee prior to the date hereof or (z) such office would require prior written consent of the Board.

                          F. The Employee and the Company explicitly and fully
agree that each will not at any time defame, nor during the Restricted Period impugn or impair the reputation or public perception of or with respect to, or disparage the other and, in the case of the Company, any of its employees, directors or affiliates.

                          G. The parties intend that the foregoing provisions of
this Section 8 shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

                          H. The term "affiliate" as used in this Agreement
shall mean any entity in control of, controlled by or under common control with the Company.

                  IX. Cooperation With Regard to Litigation. The Employee agrees to cooperate with the Company, during the Term and thereafter (including following the Employee's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, relating to events which occurred during the Employee's employment with the Company, and to assist the Company or any of its affiliates, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any of its affiliates, as reasonably requested by the Board or such representatives or counsel. The Company agrees to reimburse the Employee, on an after-tax basis, for expenses reasonably incurred in connection with such provision of testimony or assistance; provided such expenses are approved in advance by the Company.

                  X. Notification Requirement. Until the conclusion of the Restricted Period, the Employee shall give notice to the Company of any change in the Employee's address and of each new job or other business activity that the Employee plans to undertake, prior to beginning any such activity. Such notice shall state the nature of the activity, the name and address of the person for whom such job or activity is undertaken and the nature of the Employee's business relationship(s) and position(s) with such person or the Employee's change of address. The Employee shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Employee's continued compliance with the Employee's obligations under Sections 7, 8, 9 and 10.

                  XI. Enforcement of Covenants. The Employee acknowledges that the Employee has carefully read and considered all the terms and conditions of this Agreement, including the conditions and restraints imposed upon the Employee pursuant to Sections 7, 8, 9 and 10. The Employee agrees that said conditions and restraints are necessary for the reasonable and proper protection of the Company and its affiliates and that each and every one of the conditions and restraints is reasonable in respect to subject matter, length of time and geographic area, in view of the receipt of consideration pursuant to this Agreement, in the transactions contemplated above, the geographic scope and nature of the business in which the Company is and will continue to be engaged, the Employee's knowledge of the Company's business, and the Employee's relationships with the Company's investment advisory and trust clients. The Employee further acknowledges that, were the Employee to breach any of the covenants contained in Sections 7, 8, 9 or 10, the damage to the Company would be irreparable. The Employee therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to temporary, preliminary and permanent injunctive relief against any breach or threatened breach by the Employee of any of said covenants, without having to post bond, in a court of competent jurisdiction. The parties further agree that, in the event that any provision of Sections 7, 8, 9 or 10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

                  XII. Arbitration. Other than an action brought under Section 11, which may be brought directly in any court of competent jurisdiction, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association before a board of three (3) disinterested persons, consisting of one arbitrator to be appointed by the Company, one by the Employee, and one by the arbitrators so chosen. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and the Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of New York, (ii) any of the courts of the State of New York located in New York, New York, or (iii) any other court having jurisdiction. The Company and the Employee further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Employee hereby agree that a judgment upon an arbitrator's award may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  XIII. Definition of Change in Control. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

         (i) any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, other than John A. Levin or any entity directly or indirectly controlled by him, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that Act, of 50% or more of the "Voting Stock" (as defined below) of the Company;

         (ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

         (iii) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (other than the asset distribution transactions contemplated in the Company proxy statement dated July 22, 1999), unless (A) the shareholders of the Company immediately prior to such merger, consolidation or other transactions beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company or (B) a majority of the Board of Directors of the surviving corporation in such a transaction consists of Incumbent Directors or directors appointed by Levin Management Co., Inc. but excluding directors who were members of the other merger entity's Board of Directors;

         (iv) the Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets; or

         (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for securities of such other company).

For purposes of the above definition, the term "Voting Stock" shall mean issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation.

                  XIV. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

                  XV. Indemnification.

                          A. The Company agrees that if the Employee is made a
party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, and such indemnification shall continue as to the Employee even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Employee's heirs, executors and administrators. The Company shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                          B. Neither the failure of the Company (including its
board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Employee under Section 15(a) that indemnification of the Employee is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Employee has not met such applicable standard of conduct, shall create a presumption that the Employee has not met the applicable standard of conduct.

                          C. The Company agrees to continue and maintain a
directors' and officers' liability insurance policy covering the Employee to the extent the Company provides such coverage for its other executive officers.

                  XVI. Assignment. Neither the Company nor the Employee may make any assignment of this Agreement, or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall effect a reorganization, consolidate with, or merge into any other entity or transfer all or substantially all of its properties or assets to any other entity. This Agreement shall inure to the benefit of and be binding upon the Company, its respective successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon the Employee, his executors, administrators and heirs.

                  XVII. Mitigation. The Employee shall have no duty to mitigate the amount of any payment or benefit provided hereunder by seeking alternative employment following his termination of employment with the Company. To the extent that the Employee obtains or undertakes other employment during the period that would have been equal to the remainder of the Term had the employee's employment with the Company not terminated, the Employee shall be obligated to mitigate the amount of any payment or benefit provided for in
Section 5 (other than Section 5(f)) of this Agreement to the extent of any cash compensation (whether or not deferred) or health coverage received from such other employment during such period, and the amounts contained herein shall be correspondingly reduced.

                  XVIII. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  XIX. Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

                  XX. Notices. Any and all notices, requests, demands and other communications provided for or required by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Employee at the Employee's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of Glenn Aigen or to such other address as the Employee or the Company may specify by notice to the others.

                  XXI Entire Agreement. This agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Employee's employment.

                  XXII Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by an authorized representative of the Company, it being understood that any such action on behalf of the Company may be taken only with the prior approval of the Board.

                  XXIII Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

                  XXIV Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  XXV Governing Law. This is a New York contract and shall be construed and enforced under and be governed in all respects by the substantive laws of the State of New York, without regard to the conflict of laws principles thereof or such principles of any other jurisdiction which could cause the application of the law of any jurisdiction other than the State of New York.

                  IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

EMPLOYEE:                                  BAKER, FENTRESS & COMPANY



/s/ Gregory T. Rogers                      By: /s/ John A. Levin
--------------------------                    ----------------------------------
GREGORY T. ROGERS                             Its President
                                                 -------------------------------



                                           LEVIN MANAGEMENT CO., INC.



                                           By: /s/ John A. Levin
                                              ----------------------------------
                                              Its Chairman
                                                 -------------------------------



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